UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2004

BIOANALYTICAL SYSTEMS, INC. (Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23357 (Commission File Number)	35-1345024 (I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA (Address of principal executive offices)	47906-1382 (Zip Code)

Registrant's telephone number, including area code:  (765) 463-4527

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 234.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

        On September 17, 2004, The Kevin F. Donohoe Company (“Donohoe”) delivered notice to Bioanalytical Systems, Inc. (the “Company”) that Donohoe was exercising its right to terminate the Purchase and Sale Agreement between PKLB Limited Partnership, a wholly-owned subsidiary of the Company, and Donohoe dated July 26, 2004. The Purchase and Sale Agreement provided for the sale by PKLB Limited Partnership of the parcel of land situated at 300-306 West Fayette Street, Baltimore City, Maryland and the building located thereon. Pursuant to Section 3.2 of the Purchase and Sale Agreement, Donohoe terminated the agreement based on its right to terminate in the event that Donohoe determined (in its sole and absolute discretion) that the property is not suitable for Donohoe’s purposes.

The information in Items 7.01 and 9.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.01.    Regulation FD Disclosure.

        On September 22, 2004, the Company issued a press release announcing the termination of the Purchase and Sale Agreement between PKLB Limited Partnership, a wholly-owned subsidiary of the Company, and Donohoe dated July 26, 2004. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

        (a)         Not applicable.

        (b)         Not applicable.

        (c)         Exhibits

        99.1      Bioanalytical Systems, Inc. press release, issued September 22, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2004	Bioanalytical Systems, Inc. By: /s/ Michael R. Cox Michael R. Cox VP-Finance, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No. 99.1	Description Bioanalytical Systems, Inc. press release, issued September 22, 2004.